Exhibit 10.3

NOBLE ENERGY, INC.
2004 LONG-TERM INCENTIVE PROGRAM

PERFORMANCE UNITS AGREEMENT

     THIS AGREEMENT, made and entered into as of                          , by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and                                          (“Employee”),

WITNESSETH THAT:

     WHEREAS, the Compensation, Benefits and Stock Option Committee of the Company’s Board of Directors (the “Committee”), acting under the Company’s 2004 Long-Term Incentive Program adopted on January 28, 2004 (the “LTIP”), has the authority to award LTIP performance units to certain employees of the Company or one of its affiliates; and

     WHEREAS, pursuant to the LTIP the Committee has determined to make such an award to Employee on the terms and conditions and subject to the restrictions set forth in this Agreement, and Employee desires to accept such award;

     NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. For the purposes of this Agreement:

     (a) “Affiliate” means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest, as determined by the Committee in its discretion.

     (b) A discharge by the Company or an Affiliate for “Cause” means any termination of Employee’s employment with the Company or an Affiliate by reason of Employee’s (1) conviction of a felony or misdemeanor involving moral turpitude, (2) engagement in conduct involving misuse of the funds or other property of the Company or an Affiliate, (3) engagement in a business activity which is in conflict with the business interests of the Company or an Affiliate, (4) gross negligence or willful misconduct, or (5) engagement in conduct which is in violation of the safety rules or standards of the Company or an Affiliate or which otherwise may cause or causes injury to another person.

     (c) A “Change in Control” shall be deemed to have occurred if:

     (1) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board of Directors of the

Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

     (2) the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

     (3) the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

     (4) any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock, par value $3.33-1/3 per share, of the Company (“Common Stock”) or (B) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company shall be deemed the beneficial owner of such Common Stock or Voting Securities.

     Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred for purposes of subparagraph (4) of this Section 1(c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the

Voting Securities of the Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred for purposes subparagraph (4) of this Section 1(c).

     (d) The “Disability” of Employee means that Employee is disabled within the meaning of Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended, as determined by the Committee in its discretion.

     (e) “Performance Period” means the period of time commencing on January 1,           , and ending on December 31,           .

     (f) “Performance Unit” means a fictional deferred compensation unit used solely for the purpose of determining the amount of compensation (if any) to be paid to Employee in cash pursuant to this Agreement.

     (g) “Peer Group” means the group of companies consisting of each of the following companies that is in existence at the end of the Performance Period:

[Peer Group to be selected by Compensation Committee]

     (h) “Three-Year Debt Adjusted Compound Annual Growth in Production” means the compound annual growth rate of production per outstanding share of Company common stock, with the number of shares adjusted to include the number of incremental shares that would be required to eliminate the change in the Company’s annual average net debt (the sum of long-term debt, short-term debt less net working capital) calculated on a quarterly basis. The growth for the Performance Period shall be determined by calculating the debt adjusted production per share in the final year of the Performance Period less the debt adjusted production per share for the year immediately preceding the Performance Period.

     (i) “Three-Year Debt Adjusted Compound Annual Growth in Reserves” means the compound annual growth rate of reserves per outstanding share of Company common stock during the Performance Period, with the number of shares adjusted to include the number of incremental shares that would be required to eliminate the change in net debt (the sum of long-term debt, short-term debt, less net working capital) of the Company outstanding at the beginning and end of the Performance Period.

     (j) “Total Shareholder Return” for the Company and the other Peer Group companies shall be determined on the basis of the total investment performance that would have resulted as of the end of the Performance Period from investing $100 in the common stock of the Company and each of the other companies in the Peer Group, using a beginning stock price and an ending stock price equal to the average closing price for the first twenty (20) trading days in the Performance Period and the last twenty (20) trading days in the Performance Period, respectively, and with all dividends reinvested.

     (k) Transfers of employment without interruption of service between or among the Company and its Affiliates shall not be considered a termination of employment.

     2. Award of Performance Units. Solely for the purpose of determining the amount of compensation (if any) to be paid to Employee in cash pursuant to this Agreement, the Company hereby awards to Employee, and Employee hereby accepts,                    Performance Units on the terms and conditions and subject to the restrictions, including forfeiture, set forth in this Agreement.

     3. Total Shareholder Return Performance Goal. Subject to the provisions of Section 6 of this Agreement, at the end of the Performance Period Employee shall earn the following amount with respect to each Performance Unit awarded to Employee pursuant to Section 2 hereof, depending upon the Company’s Total Shareholder Return compared to the Total Shareholder Returns of the companies in the Peer Group as of the end of the Performance Period:

Company’s Total
Shareholder Return Relative	Amount
to Peer Group Companies	Earned
Maximum level: percentile or above	$1.00
Target level: percentile	$0.50
Threshold level: 25th percentile	$0.25
Below 25th percentile	None

     If the percentile level of the Company’s Total Shareholder Return is between two levels indicated on the foregoing schedule, the amount earned under such schedule shall be determined on the basis of a straight-line interpolation between such levels.

     4. Growth in Reserves Performance Goal. Subject to the provisions of Section 6 of this Agreement, at the end of the Performance Period Employee shall earn the following amount with respect to each Performance Unit awarded to Employee pursuant to Section 2 hereof, depending upon the level of the Company’s Three-Year Debt Adjusted Compound Annual Growth in Reserves compared to the Three-Year Debt Adjusted Compound Annual Growth in Reserves of the companies in the Peer Group as of the end of the Performance Period:

Three-Year
Debt Adjusted Compound
Annual Growth in Reserves	Amount
Relative to Peer Group Companies	Earned
Maximum level: percentile or above	$0.50
Target level: percentile	$0.25
Threshold level: 25th percentile	$0.125
Less than 25th percentile	None

If the percentile level of the Company’s Three-Year Debt Adjusted Compound Annual Growth in Reserves is between two levels indicated on the foregoing schedule, the amount earned under such schedule shall be determined on the basis of a straight-line interpolation between such levels.

     5. Growth in Production Performance Goal. Subject to the provisions of Section 6 of this Agreement, at the end of the Performance Period Employee shall earn the following amount with respect to each Performance Unit awarded to Employee pursuant to Section 2 hereof, depending upon the Company’s Three-Year Debt Adjusted Compound Annual Growth in Production compared to the Three-Year Debt Adjusted Compound Annual Growth in Production of the companies in the Peer Group as of the end of the Performance Period:

Three-Year
Debt Adjusted Compound
Annual Growth in Production	Amount
Relative to Peer Group Companies	Earned
Maximum level: percentile or above	$0.50
Target level: percentile	$0.25
Threshold level: 25th percentile	$0.125
Less than 25th percentile	None

If the percentile level of the Company’s Three-Year Debt Adjusted Compound Annual Growth in Production is between two levels indicated on the foregoing schedule, the amount earned under such schedule shall be determined on the basis of a straight-line interpolation between such levels.

     6. Vesting, Forfeiture and Payment for Performance Units.

     (a) During the Performance Period, the Performance Units shall be subject to being forfeited by Employee to the Company as provided in this Agreement, and Employee may not sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of the Performance Units.

     (b) If Employee remains employed by the Company or one of its Affiliates from the date hereof through the end of the Performance Period, then on the July 31 immediately following the end of the Performance Period the Company shall pay to Employee (or in the event of Employee’s death, to Employee’s estate) an amount in cash equal to the sum of the amounts earned by Employee as of the end of the Performance Period under Sections 3, 4 and 5 of this Agreement.

     (c) If Employee’s employment with the Company or an Affiliate terminates during the Performance Period by reason of Employee’s death, Disability or Retirement (as defined in the Company’s 1992 Stock Option and Restricted Stock Plan) or discharge by the Company or an Affiliate other than for Cause, then on the July 31 immediately following the end of the Performance Period the Company shall pay to Employee (or in the event of Employee’s death, to Employee’s estate) an amount in cash equal to (i) the sum of the amounts earned by Employee as of the end of the Performance Period under Sections 3, 4 and 5 of this Agreement, multiplied by (ii) a fraction, (1) the numerator of which is the number of whole months of employment with the Company or an Affiliate that Employee completed during the Performance Period, and (2) the denominator of which is 36; provided, however, that the Committee in its discretion may reduce or eliminate any payment to be made to or with respect to Employee pursuant to this Section 6(c).

     (d) All of the Performance Units shall be forfeited by Employee if the employment of Employee by the Company or an Affiliate terminates during the Performance Period for any reason other than Employee’s death, disability, Retirement or discharge by the Company or an Affiliate without Cause.

     (e) If a Change in Control occurs during the Performance Period and while Employee is employed by the Company or an Affiliate, then any provision of this Agreement to the contrary notwithstanding, in lieu of and in full satisfaction and discharge of all of the obligations of the Company to make payments to or with respect to Employee pursuant to this Agreement, as soon as practicable after the occurrence of such Change in Control the Company or its successor shall pay to Employee an amount in cash equal to one dollar ($1.00) for each Performance Unit awarded to Employee pursuant to Section 2 of this Agreement. If a Change in Control occurs after the end of the Performance Period but prior to payment being made for such period, the payment based on actual performance that is otherwise due to be paid pursuant to this Section 6 on the July 31 immediately following the end of such period shall be paid to Employee (or in the event of Employee’s death, to Employee’s estate) as soon as practicable after the occurrence of such Change in Control.

     7. Withholding Taxes. The payments made to or with respect to Employee pursuant to this Agreement shall be subject to all applicable requirements for the withholding of federal, state and local taxes.

     8. Effect on Employment. Nothing contained in this Agreement shall confer upon Employee the right to continue in the employment of the Company or an Affiliate, or affect any right which the Company or an Affiliate may have to terminate the employment of Employee.

     9. Assignment. The Company may assign all or any portion of its rights and obligations under this Agreement. The Performance Units and the rights and obligations of Employee under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Employee other than by will or the laws of descent and distribution.

     10.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Employee, and Employee’s heirs, devisees, executors, administrators and personal representatives.

     11. Amendment. This Agreement may be amended or terminated at any time by an instrument in writing to such effect executed by both parties.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflict of laws.

     13. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision shall be deemed to be so limited and shall be enforceable by limitation thereof, then the provision shall be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     14. Entire Agreement. This Agreement and LTIP set forth the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

     15. Subject to LTIP. The Performance Units and this Agreement are subject to all of the terms and conditions of the LTIP as amended from time to time. In the event of any conflict between the terms and conditions of the LTIP and those set forth in this Agreement, the terms and conditions of the LTIP shall control.

     16. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

     17. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

     18. References. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first written above.

NOBLE ENERGY, INC.

By:

Name:

Title:

EMPLOYEE

Employee Signature

Employee Printed Name